Exhibit 99.1

INOVALON REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS

Fourth Quarter 2015 Financial Highlights

•                 Fourth quarter revenue of $120.6 million, 34% year-over-year growth

•                 Fourth quarter Adjusted EBITDA of $37.8 million, 31% of revenue

•                 Fourth quarter Non-GAAP net income of $19.7 million, resulting in Non-GAAP diluted net income of $0.13 per share

Full Year 2015 Financial Highlights

•                 Record full year revenue of $437.3 million, 21% year-over-year growth

•                 Record full year Adjusted EBITDA of $151.6 million, 35% of revenue

•                 Record full year Non-GAAP net income of $75.4 million, resulting in Non-GAAP diluted net income of $0.51 per share

BOWIE, MD. – February 25, 2016 – Inovalon (Nasdaq: INOV), a leading technology company providing advanced cloud-based data analytics and data-driven intervention platforms to the healthcare industry, today announced financial results for the fourth quarter and full year of 2015.

“We are pleased with the strong operational execution achieved in the fourth quarter which drove record results for the quarter and full year of 2015.  The Company recorded its highest level of fourth quarter and annual revenue and Adjusted EBITDA in its history while, simultaneously, integrating the Avalere acquisition, launching new products such as QSI®-XL and Data DiagnosticsTM into the marketplace, and substantially expanding our addressable market,” said Keith Dunleavy, M.D., Inovalon’s chief executive officer and chairman of the board.

He continued, “We enter 2016 with a strong foundation, significant interest in our expanding platform capabilities, and a clear vision of multiple contributing paths of growth. While components of the marketplace such as the ACA and related Co-Ops have resulted in certain headwinds to our previously expected growth in such areas, the many components of positive execution and strong market interest in our capabilities result in our continued confidence in our ability to drive growth in 2016 and the coming years, remaining on track for our five year goal of balanced growth and innovation, achieving revenues of more than $1 billion with EBITDA margins of 40% by 2020.”

Fourth Quarter 2015 Results

•                 Revenue for the fourth quarter of 2015 was $120.6 million, inclusive of $13.3 million contributed by Avalere, an increase of $30.6 million, or 34%, compared with $89.9

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February 25, 2016

million for the fourth quarter of 2014.

•               Cost of revenue for the fourth quarter of 2015 was $42.3 million, or 35% of revenue, compared with 31% of revenue for the fourth quarter of 2014.

•                 Income from operations for the fourth quarter of 2015 was $26.2 million, compared with $24.2 million for the fourth quarter of 2014.

•                 Adjusted EBITDA was $37.8 million for the fourth quarter of 2015, compared with $30.6 million for the fourth quarter of 2014. Adjusted EBITDA margin was 31.4% in the fourth quarter of 2015, compared with 34.0% for the fourth quarter of 2014.

•                 Non-GAAP net income for the fourth quarter of 2015 was $19.7 million, resulting in Non-GAAP diluted net income per share of $0.13, compared with $14.8 million and $0.12 per share, respectively, for the fourth quarter of 2014.

Full Year 2015 Results

•                 Revenue for 2015 was $437.3 million, inclusive of $17.5 million contributed by Avalere, an increase of $75.7 million, or 21%, compared with $361.5 million for 2014.

•                 Cost of revenue for 2015 was $146.1 million, or 33% of revenue, compared with 31% of revenue for 2014.

•                 Income from operations for 2015 was $116.5 million, up $6.4 million or 6%, from $110.1 million for 2014.

•                 Adjusted EBITDA for 2015 was $151.6 million, up $18.0 million or 13.5%, from $133.6 million for 2014. Adjusted EBITDA margin was 35% for 2015, compared with 37% for 2014.

•                 Non-GAAP net income for 2015 was $75.4 million, resulting in Non-GAAP diluted net income per share of $0.51, compared with $70.2 million and $0.53 per share, respectively, for 2014.

“Our results for the quarter reflect continued strong revenue growth coupled with solid profitability performance placing us within our previously issued financial guidance range for all metrics. Additionally, the Company is positioned well for the future as a result of our new product offerings, a strong pipeline of new business opportunities for our core products, and synergistic sales opportunities from our combination with Avalere.  As a result, the company remains on track to achieve high-teens revenue growth and increasing EBITDA margins for the year, which is consistent with our long-term growth plan.” said Thomas Kloster, Inovalon’s chief financial officer.

Adjusted EBITDA, Adjusted EBITDA margin and Non-GAAP net income are non-GAAP measures. The non-GAAP measures are described and reconciled to the most directly comparable GAAP measures at the end of this release.

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

Key Highlights

•                 During the fourth quarter Inovalon launched Data DiagnosticsTM in conjunction with Quest Diagnostics.  Data DiagnosticsTM is a suite of hundreds of patient-specific data analyses which support the identification and resolution of gaps in quality, risk, utilization and medical history insights at the point of care in real-time. Data Diagnostics are available to be ordered on demand at the point of care within the existing workflow of more than 600,000 clinicians nationwide through the Quest laboratory order entry platform, Care360, and more than 400 integrated EHR platforms.  This unique solution supports the healthcare industry’s transition from volume- to value-based healthcare by providing actionable insight to improve clinical and quality outcomes as well as financial performance for practices, health plans, ACOs, hospitals and other providers across the healthcare community in real time. The Company is pleased to report that during the fourth quarter, Quest began to sign business for Data Diagnostics, and that marketplace interest for Data DiagnosticsTM is being found to be very strong.

•             During the fourth quarter Inovalon substantially completed its integration of Avalere Health, Inc. Furthermore, significant progress was made in combining Avalere’s industry-leading subject matter expertise and strong client relationships with Inovalon’s unique data, analytics, and technology platform capabilities to rapidly introduce unique offerings into the pharma, life sciences, and provider markets. As an example of the strong success being achieved, subsequent to year-end, the Company announced a significant, multi-year contract with Kindred Healthcare, the nation’s largest provider of post-acute care (PAC) services, to implement Inovalon’s analytics and data-driven platforms to support the strategic operation of Kindred’s business in real time at the point of care, patient quality, utilization efficiency, operational insight and financial performance for Kindred, its clients and the patients utilizing post-acute care services. This relationship, which reflects the significant applicability of Inovalon’s platform capability for the provider marketplace, is strong evidence of the unique synergies which exist between Inovalon’s core business and the strategic addition of Avalere. Further, the Company is pleased to report that multiple additional demonstrations of these unique synergies are currently at various stages within Inovalon’s pipeline.

•                 The Company noted that, consistent with recently discussed trends and as separately reported widely within the healthcare industry at large, it continues to see weakness associated with certain organizations operating under the Affordable Care Act, particularly in relation to Co-Op plans and other organizations with heavy or complete dependency on ACA business lines. The negative impact on 2016 revenue expectations is approximately $20 million. Despite this negative headwind, the Company is maintaining its guidance for strong revenue growth for 2016 versus 2015.

•                 The results for the fourth quarter are consistent with the continuing shift in seasonality trends which the Company discussed at its Investor Day on December 7, 2015.  More specifically, in each of the past three fiscal years, the Company has seen a shift in

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

quarterly revenue contribution from the first quarter to the fourth quarter equating to approximately 2% per year (i.e. the revenue contribution to the full-year revenue from Q1 has declined by approximately 2% while the contribution from Q4 has increased by approximately 2%).  This trend is expected to continue during 2016 (inclusive of both Avalere’s contribution and the aforementioned ACA-related headwinds). More information on the expected seasonality trends is provided in the supplemental earnings presentation within the investor section of the Company’s website.

Other Financial Data and Key Metrics

The following constitutes other financial data and key metrics which are presented by the Company. Of note, the list of other financial data and key metrics was updated as part of the Company’s Investor Day Presentation dated December 7, 2015 (of which both a webcast of the conference and the presentation are available at www.inovalon.com).

•               Growth of Datasets: At December 31, 2015, the MORE2 Registry® dataset contained more than 130 million unique patient counts and 11.0 billion medical event counts, increases of 9% and 19%, respectively, compared with December 31, 2014.

•             Investment in Innovation: For the year ended December 31, 2015, Inovalon’s ongoing investment supporting innovations in advanced, cloud-based data analytics and data-driven intervention platforms was $47.8 million, or 11% of revenue, compared to $44.5 million, or 12% of revenue, in 2014.

•                 Data Analytics and Data-Driven Intervention Mix Progression: In 2015, 54.2% of all revenue, exclusive of advisory services revenue, resulted from cloud-based data analytics subscriptions as compared to 57.7% in 2014. Revenue from fully automated data-driven intervention platform services expanded to 12.4% of revenue, from 7.3% in 2014.

•                 Analytical Process Count Growth: Inovalon’s trailing 12-month Patient Analytical Month (PAM) count, which the Company believes is indicative of the Company’s overall level of analytical activity, grew to a record 21.4 billion as of December 31, 2015, an increase of 30% as compared with December 31, 2014.

In addition to the metrics provided above, the Company has made available an update of certain data presented as part of the Company’s Investor Day Presentation dated December 7, 2015. This presentation (entitled: “INOV Q4 & FY 2015 Supplement (2.25.16) v1.0.0” and referred to as the “Inovalon Q4 & FY 2015 Earnings Release Supplement Presentation”) can be found within the investors section of the Company’s website at www.inovalon.com.

Please see the Company’s filings with the Securities and Exchange Commission (SEC) for further detail regarding the preceding other financial data and key metrics.

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

2016 Financial Guidance

Inovalon is providing the following general guidance for the full year 2016:

•                 Revenue is expected to be between $510 million and $520 million

•                 Adjusted EBITDA is expected to be between $182 million and $188 million

•                 Non-GAAP net income of between $88 million and $92 million

•                 Non-GAAP diluted net income per share of between $0.57 and $0.60

During the first year following our IPO, the Company provided quarterly earnings guidance to further supplement quarterly information provided during our IPO process and to illustrate the effects of seasonality reflected in our financial performance throughout the year. The contributors to the Company’s seasonality, its evolution over the past several years, and a graphical representation was provided within the December 7, 2015, Investor Day conference presentation and an update of such is provided within the “Inovalon Q4 & FY 2015 Earnings Release Supplement Presentation” released simultaneous with this earnings release. Both presentations are available within the investor section of the Company’s website at www.inovalon.com.

Along with a continuation of the Company’s seasonality evolution, Inovalon also expects a degree of quarter-to-quarter lumpiness to persist for the foreseeable future, driven by the timing of when certain opportunities close, especially larger prospects which the Company currently has within its pipeline, and the pursuit of additional opportunities which can be large in nature and variable with respect to the timing of their realization.

While changes in the stock price could change the fully diluted share count, under the treasury stock method, the Company is assuming 152.8 million shares for the full year 2016.

Shares Outstanding

As of February 15, 2016, the Company had 61.7 million shares of Class A common stock outstanding and 90.1 million shares of Class B common stock outstanding.

Conference Call

Inovalon will host a conference call to discuss its fourth quarter and full year 2015 results at 5:00 pm Eastern Standard Time today. To participate in Inovalon’s conference call, please dial (855) 783-2604, conference ID 45366568; international callers should dial (631) 485-4882 using the same conference ID. A replay will be available on Inovalon’s investor relations website (http://investors.inovalon.com).

About Inovalon

Inovalon is a leading technology company that combines advanced, cloud-based data analytics, and data-driven intervention platforms, to achieve meaningful insight and impact in clinical and quality outcomes, utilization, and financial performance across the healthcare landscape.

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

Inovalon’s unique achievement of value is delivered through the effective progression of Turning Data into Insight, and Insight into Action®. Large proprietary datasets, advanced integration technologies, sophisticated predictive analytics, data-driven intervention platforms, and deep subject matter expertise deliver a seamless, end-to-end capability that brings the benefits of big data and large-scale analytics to the point of care. Driven by data, Inovalon uniquely identifies gaps in care, quality, data integrity, and financial performance – while bringing to bear the unique capabilities to resolve them. Providing technology that supports hundreds of healthcare organizations in 98.2% of U.S. counties and Puerto Rico, Inovalon’s cloud-based analytical and data-driven intervention platforms are informed by data pertaining to more than 784,000 physicians, 269,000 clinical facilities, and more than 130 million Americans. Through these capabilities, and those of its subsidiary Avalere Health, Inc., which offers data-driven advisory services and business intelligence to more than 200 pharmaceutical and life sciences enterprises, Inovalon is able to drive high-value impact, improving quality and economics for health plans, ACOs, hospitals, physicians, consumers and pharma/life-sciences researchers. For more information, visit www.inovalon.com.

Forward Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of, and intended to be covered by the safe harbor provisions of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including but not limited to statements regarding expected timing of the roll-out of Data Diagnostics™, the timing, performance characteristics and utility of Data Diagnostics™, and the impact of Data Diagnostics™ on the healthcare industry, future results of operations and financial position, business strategy and plans, market growth, and objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, strategies and business plans, expectations regarding future results, and earning’s guidance for the first quarter of 2016 and full-year 2016. Inovalon has based these forward-looking statements largely on current expectations and projections about future events and trends that may affect financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, which could cause the future events and trends discussed in this press release not to occur and could cause actual results to differ materially and adversely from those anticipated or implied in the forward-looking statements.

These risks, uncertainties, and assumptions include, among others: the Company’s ability to continue and manage growth; ability to grow the client base, and Statements of Work (SOWs), and retain and renew the existing client base and maintain or increase the fees and SOWs with existing clients; the effect of the concentration of revenue among top clients; the ability to innovate new services and adapt platforms and toolsets; the ability to successfully implement growth strategies, including the ability to expand into adjacent verticals, such as direct to consumer, growing channel partnerships, expanding internationally and successfully pursuing

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

acquisitions; the ability to successfully integrate our acquisitions and the ability of the acquired business to perform as expected; the successful implementation and adoption of new platforms and solutions, including Data Diagnostics™; the impact of pending M&A activity in the managed care industry, including potential positive or negative impact on existing contracts or the demand for new contracts or SOWs; the effects of and costs associated with compliance with regulations applicable to the Company, including regulations relating to data protection and data privacy; the ability to protect the privacy of clients’ data and prevent security breaches; the effect of competition on the business; and the efficacy of the Company’s platforms and toolsets. Additional information is also set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015, included under the heading Item 1A, “Risk Factors.” The Company is under no duty to, and disclaims any obligation to, update any of these forward-looking statements after the date of this press release or conform these statements to actual results or revised expectations, except as required by law.

Use of Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, there may be use or discussion of non-GAAP financial measures. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements.

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

Inovalon Holdings, Inc.

Consolidated Statements of  Income

(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

(In thousands, except per-share amounts)	2015	2014	2015	2014

Revenue	$120,561	$89,918	$437,271	$361,540

Expenses:
Cost of revenue(1)	42,293	27,696	146,140	112,761
Sales and marketing(1)	6,511	1,788	14,684	7,143
Research and development(1)	5,131	5,754	22,329	23,130
General and administrative(1)	33,007	25,645	115,029	88,565
Depreciation and amortization	7,380	4,868	22,633	19,880
Total operating expenses	94,322	65,751	320,815	251,479
Income from operations	26,239	24,167	116,456	110,061
Other income and (expenses):
Realized gains (losses) on short-term investments	1	—	(328)	—
Interest income	1,196	2	3,003	6
Interest expense	(1,102)	(1,127)	(4,420)	(1,336)
Income before taxes	26,334	23,042	114,711	108,731
Provision for income taxes	10,286	9,543	48,648	43,379
Net income	$16,048	$13,499	$66,063	$65,352

Net income attributable to common stockholders, basic and diluted	$16,013	$13,499	$66,014	$65,352
Net income per share attributable to common stockholders, basic and diluted:
Basic net income per share	$0.11	$0.11	$0.45	$0.50
Diluted net income per share	$0.11	$0.11	$0.45	$0.49

Weighted average shares of common stock outstanding:
Basic	150,923	122,257	145,745	130,770
Diluted	152,260	125,359	148,275	133,289

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$79	$—	$164	$—
Sales and marketing	51	—	173	—
Research and development	260	—	1,212	—
General and administrative	1,326	1,554	5,866	2,894
Total stock-based compensation expense	$1,716	$1,554	$7,415	$2,894

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

Inovalon Holdings, Inc.
Consolidated Balance Sheets
	As of December 31,
(In thousands)	2015	2014
	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$114,034	$162,567
Short-term investments	614,130	—
Accounts receivable, net	81,305	43,938
Prepaid expenses and other current assets	16,162	6,015
Income tax receivable	18,377	6,797
Deferred income taxes	—	491
Total current assets	844,008	219,808
Non-current assets:
Property, equipment and capitalized software, net	65,031	50,962
Goodwill	137,733	62,269
Intangible assets, net	61,855	7,447
Other assets	4,250	2,083
Total assets	$1,112,877	$342,569

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$21,136	$10,974
Accrued compensation	13,538	15,305
Other current liabilities	11,444	1,992
Deferred revenue	5,507	3,904
Deferred rent	797	567
Credit facilities	15,000	18,750
Capital lease obligation	109	99
Total current liabilities	67,531	51,591
Non-current liabilities:
Credit facilities, less current portion	266,250	281,250
Capital lease obligation, less current portion	296	168
Deferred rent	2,446	2,619
Deferred income taxes	37,198	15,163
Total liabilities	373,721	350,791
Stockholders’ equity (deficit):
Class A common stock	—	—
Class B common stock	1	1
Additional paid-in-capital	493,197	110,317
Retained earnings	247,540	181,477
Treasury stock	—	(300,017)
Other comprehensive income (loss)	(1,582)	—
Total stockholders’ equity (deficit)	739,156	(8,222)
Total liabilities and stockholders’ equity (deficit)	$1,112,877	$342,569

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

Inovalon Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	Year Ended December 31,
(In thousands)	2015	2014

Cash flows from operating activities:
Net income	$66,063	$65,352
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	7,415	2,894
Depreciation	19,221	15,512
Amortization of intangibles	3,412	4,368
Amortization of premiums on short-term investments	2,212	—
Realized losses on short-term investments	328	—
Tax payments for equity award issuances	697	—
Excess tax benefits from share-based compensation	(18,608)	—
Deferred income taxes	5,786	1,882
Loss on disposal of long-lived assets	52	197
Impairment of long-lived assets	—	—
Loss on impairment of long-lived assets	—	255
Changes in assets and liabilities:
Accounts receivable	(24,475)	(10,539)
Prepaid expenses and other current assets	(1,110)	(3,484)
Income taxes receivable	7,825	(2,025)
Other assets	(1,776)	(1,035)
Accounts payable	4,474	2,120
Accrued compensation	(6,178)	7,686
Other liabilities	2,788	1,314
Deferred rent	(575)	(357)
Deferred revenue	3	1,388
Net cash provided by operating activities	67,554	85,528

Cash flows from investing activities:
Acquisitions, net of cash acquired	(114,718)	—
Escrow funding associated with acquisition	(7,875)	—
Purchases of short-term investments	(964,037)	—
Sales and maturities of short-term investments	344,653	—
Purchases of property and equipment	(6,486)	(7,518)
Investment in capitalized software	(19,951)	(15,164)
Proceeds from sale of property and equipment	94	63
Net cash used in investing activities	(768,320)	(22,619)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of underwriters’ discount	362,082	—
Proceeds from issuance of treasury stock, net of underwriters’ discount	282,172	—
Payment of offering costs	(5,182)	—
Proceeds from credit facility borrowings	—	300,000
Repayment of credit facility borrowings	(18,750)	—
Purchase of common stock	—	(309,083)
Dividends paid	—	(2,852)
Proceeds from exercise of stock options	14,659	720
Excess tax benefits from share-based compensation	18,608	409
Tax payments for equity award issuances	(1,245)	—
Capital lease obligations paid	(111)	(130)
Net cash provided by (used in) financing activities	652,233	(10,936)
Increase (decrease) in cash and cash equivalents	(48,533)	51,973
Cash and cash equivalents, beginning of period	162,567	110,594
Cash and cash equivalents, end of period	$114,034	$162,567

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

Inovalon Holdings, Inc.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

(unaudited)

Inovalon defines Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest expense, interest income, provision for income taxes, stock-based compensation, acquisition costs, tax on equity exercises, other non-comparable income and expenses, and certain legal costs. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of revenue.  A reconciliation of net income to Adjusted EBITDA follows:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except percentages)	2015	2014	2015	2014

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$16,048	$13,499	$66,063	$65,352
Depreciation and amortization	7,380	4,868	22,633	19,880
Realized (gains) losses on short-term investments	(1)	—	328	—
Interest expense	1,102	1,127	4,420	1,336
Interest (income)	(1,196)	(2)	(3,003)	(6)
Provision for income taxes	10,286	9,543	48,648	43,379
EBITDA	33,619	29,035	139,089	129,941
Stock-based compensation	1,716	1,554	7,415	2,894
Acquisition costs:
Transaction costs	153	—	1,483	—
Contingent consideration	2,232	—	2,938	—
Tax on equity exercises	115	—	697	—
Professional service fees	—	—	—	813
Adjusted EBITDA	$37,835	$30,589	$151,622	$133,648

Adjusted EBITDA margin	31.4%	34.0%	34.7%	37.0%

Inovalon Holdings, Inc.

Non-GAAP net income

(unaudited)

Inovalon defines Non-GAAP net income as net income adjusted to exclude tax-affected stock-based compensation expense, tax-affected acquisition acosts, tax-affected amortization of acquired intangible assets, tax-affected tax on equity exercises and tax-affected other non-comparable income and certain expenses. A reconciliation of net income to Non-GAAP net income follows:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2015	2014	2015	2014

Reconciliation of Net Income to Non-GAAP net income:
Net income	$16,048	$13,499	$66,063	$65,352
Stock-based compensation	1,716	1,554	7,415	2,894
Acquisition costs:
Transaction costs	153	—	1,483	—
Contingent consideration	2,232	—	2,938	—
Amortization of acquired intangible assets	1,843	541	3,412	4,368
Tax on equity exercises	115	—	697	—
Professional service fees	—	—	—	813
Tax impact of add-back items	(2,367)	(836)	(6,656)	(3,222)
Non-GAAP net income	$19,740	$14,758	$75,352	$70,205

GAAP basic net income per share	$0.11	$0.11	$0.45	$0.50
GAAP diluted net income per share	$0.11	$0.11	$0.45	$0.49
Non-GAAP basic net income per share	$0.13	$0.12	$0.52	$0.54
Non-GAAP diluted net income per share	$0.13	$0.12	$0.51	$0.53

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

Inovalon Holdings, Inc.

Other Financial data and Key Metrics

(unaudited)

The Company believes the metrics illustrated in the tables below are indicative of its overall level of analytical activity and its underlying growth in the business.

	As of December 31,
(In thousands)	2015	2014

MORE[2] Registry® dataset metrics:
Unique patient count(1)	130,953	120,170
Medical event count(2)	11,051,441	9,250,424
Trailing 12 month Patient Analytics Months (PAM)(3)	21,449,667	16,519,827

	Year Ended December 31,
	2015	2014
Data analytics and data-driven intervention revenue mix(4):
Revenue from data analytics subscriptions(5)	54.2%	57.7%
Revenue from data-driven intervention platform services(6):
Fully automated processes	12.4%	7.3%
Partially automated processes	33.4%	35.0%
Total revenue from data-driven intervention platform services	45.8%	42.3%

(1)	Unique patient count is defined as each unique, longitudinally matched, de-identified natural person represented in the MORE[2] Registry® as of the end of the period presented.
(2)

Medical event count is defined as the total number of discrete medical events as of the end of the period presented (for example, a discrete medical event typically results from the presentation of a patient to a physician for the diagnosis of diabetes and congestive heart failure in a single visit, the presentation of a patient to an emergency department for chest pain, etc.).

(3)

Patient Analytics Months, or PAM, is defined as the sum of the analytical processes performed on each respective patient within patient populations covered by clients under contract. As used in the metric, an “analytical process” is a distinct set of data calculations undertaken by the Company which is initiated and completed by the Company’s analytical platform to examine a specific question such as whether a patient is believed to have a condition such as diabetes, or worsening of the disease, during a specific time period.

(4)	Revenue mix excludes advisory services.
(5)

Revenue from data analytics subscriptions is defined as revenue that results from subscription agreements/contracts for the provision of data analytics (which include such components as the company’s data integration, data management, data analytics, and data reporting) services.

(6)

Revenue from data-driven intervention platform services is defined as revenue that results from contracts for the provision of data-driven intervention platform services. This revenue is further broken down into revenue achieved through fully automated processes (i.e., those processes that require no material variable-based labor component) and partially automated processes (i.e., those processes that require certain material variable-based labor components).

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

Inovalon Holdings, Inc.

Investment in Innovation

(unaudited)

The Company’s business model is based upon the ability to deliver value to clients through the combination of advanced, cloud based data analytics and data driven intervention platforms focused on the achievement of meaningful and measureable improvements in clinical quality outcomes and financial performance in healthcare. The Company’s ability to deliver this value is dependent in part on the ability to continue to innovate, design new capabilities, and bring these capabilities to market in an enterprise scale. The Company’s continued ability to innovate the platform and bring differentiated capabilities to market is an important aspect of the Company’s business success. The Company’s investment in innovation includes costs for research and development, capitalized software development, and expenditures related to hardware and software platforms on which data analytics and data driven interventions capabilities are deployed as summarized below.

	Three Months Ended December 31,		Year Ended December 31,

(In thousands, except percentages)	2015	2014	2015	2014

Investment in Innovation
Research and development(1)	$5,131	$5,754	$22,329	$23,130
Capitalized software development(2)	5,095	4,617	20,199	16,375
Research and development infrastructure investments(3)	2,310	456	5,255	5,023
Total investment in innovation	$12,536	$10,827	$47,783	$44,528
As a percentage of revenue
Research and development(1)	4%	6%	5%	6%
Capitalized software development(2)	4%	5%	5%	5%
Research and development infrastructure investments(3)	2%	1%	1%	1%
Total investment in innovation	10%	12%	11%	12%

(1)      Research and development primarily includes employee costs related to the development and enhancement of the Company’s service offerings.

(2)      Capitalized software development includes capitalized costs incurred to develop and enhance functionality for the Company’s data analytics and data driven intervention platforms.

(3)      Research and development infrastructure investments include strategic expenditures related to hardware and software platforms under development or enhancement.

Inovalon Holdings, Inc.

Forward-Looking Guidance Adjusted EBITDA

(Unaudited)

	Guidance Range
	Year Ending
	December 31, 2016

(In millions)	Low	High

Reconciliation of Forward-Looking Guidance Net Income to Adjusted EBITDA:

Net income	$73	$77
Depreciation and amortization	32	32
Interest expense	5	5
Interest (income)	(6)	(7)
Provision for income taxes (1)	58	61
EBITDA	$162	$168
Stock-based compensation	9	9
Acquisition costs:
Contingent consideration	11	11
Adjusted EBITDA	$182	$188

 (1) A 43% tax rate is assumed in order to approximate the Company’s effective corporate tax rate.

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

Inovalon Holdings, Inc.

Forward-Looking Guidance Non-GAAP net income

(Unaudited)

	Guidance Range
	Year Ending December 31, 2016
(In millions, except per share amounts)	Low	High
Reconciliation of Forward-Looking Guidance Net Income to Non-GAAP net income:
Net income	$73	$77
Stock-based compensation	9	9
Acquisition costs:
Contingent consideration	11	11
Amortization of acquired intangible assets	7	7
Tax impact of add-back items (1)	(12)	(12)
Non-GAAP net income	$88	$92

GAAP diluted net income per share	$0.48	$0.50
Non-GAAP diluted net income per share	$0.57	$0.60

Weighted average shares of common stock outstanding - diluted	153	153

(1) A 43% tax rate is assumed in order to approximate the Company’s effective corporate tax rate.

Non-GAAP Financial Measures

Inovalon provides the measures Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP net income as additional information for evaluating the Company’s operating results. These measures are not prepared in accordance with, or an alternative for, GAAP accounting and may be different from non-GAAP measures used by other companies.

Investors frequently have requested information from management regarding depreciation, amortization other non-cash charges, such as stock-based compensation, as well as the impact of non-comparable items and management believes, based on discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Inovalon’s historical and projected future financial performance. While management believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of non-GAAP financial measures. For example, one limitation of Adjusted EBITDA is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Inovalon compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reconciling the non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP measures that are provided above.

These non-GAAP measures include financial information that is prepared in accordance with GAAP and presented in our consolidated financial statements and are used to evaluate our business, measure our performance, develop financial forecasts and make strategic decisions and as an important factor in determining variable compensation.

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as net income calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest expense, interest income, provision for income taxes, stock-based compensation, acquisition costs, tax on equity exercises, other non-comparable income and expenses, and certain legal costs. A reconciliation of net income, which is the most directly comparable GAAP financial measure, to Adjusted EBITDA is provided above.

Adjusted EBITDA margin is the Company’s calculation of Adjusted EBITDA, divided by revenue calculated in accordance with GAAP.

The Company uses Adjusted EBITDA and Adjusted EBITDA margin as supplemental measures of performance to gain insight into operating effectiveness. The Company uses Adjusted EBITDA and Adjusted EBITDA margin as key metrics to assess its ability to increase revenues while controlling expense growth and the scalability of the Company’s business model. The Company believes that the exclusion of the expenses eliminated in calculating Adjusted EBITDA and Adjusted EBITDA margin provides management and investors a useful measure for period-to-period comparisons of the Company’s core business and operating results by excluding items that are not comparable across reporting periods or that do not otherwise relate to the Company’s ongoing operating results. Accordingly, the Company believes that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating the Company’s operating results. However, use of Adjusted EBITDA and Adjusted EBITDA margin as analytical tools has limitations, and investors and others should not consider them in isolation or as substitutes for analysis of our financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Adjusted EBITDA and Adjusted EBITDA margin or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Non-GAAP net income

The Company defines Non-GAAP net income as net income calculated in accordance with GAAP, adjusted to exclude tax-affected stock-based compensation expense, tax-affected acquisition costs, tax-affected amortization of acquired intangible assets, tax-affected tax on equity exercises, and tax-affected other non-comparable income and expenses.

The Company uses Non-GAAP net income as a supplemental measure of performance to gain insight into financial effectiveness. The Company uses Non-GAAP net income as a key metric to assess its ability to increase revenues while controlling expense growth and the scalability of its business model. The Company believes that the exclusion of the expenses eliminated in calculating Non-GAAP net income provides management and investors a useful measure for period to period comparisons of the Company’s core business and financial results by excluding items that are not comparable across reporting periods or that do not otherwise relate to its ongoing financial results. Accordingly, the Company believes that Non-GAAP net income provides useful information to investors and others in understanding and evaluating the Company’s performance. However, use of Non-GAAP net income as an analytical tool has limitations, and investors and others should not consider this measure in isolation or as a substitute for analysis of the Company’s financial results as reported under GAAP. In addition, other companies, including companies in Inovalon’s industry, might calculate Non-GAAP net

Inovalon Q4 and Full Year 2015 Earnings Release

February 25, 2016

income or similarly titled measures differently, which may reduce their usefulness as comparative measures.

Contacts:

Inovalon

Kim E. Collins (Investors)

4321 Collington Road

Bowie, Maryland 20716

Phone: 301-809-4000 x1473

kcollins@inovalon.com

Greenough Communications,

on behalf of Inovalon

Andrea LePain (Media)

Phone: 617-275-6526

alepain@greenoughcom.com